UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2024
Date of Report (date of earliest event reported)

UpHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38924 (Commission File Number)	83-3838045 (I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203
Delray Beach, FL 33484
(Address of principal executive offices, including zip code)

(888) 424-3646
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH(1)	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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(1)On December 11, 2023, UpHealth, Inc. (the “Company”) received written notice from the staff of NYSE Regulation that it has commenced proceedings to delist the common stock, par value $0.0001 per share, of the Company (ticker symbol: UPH) (the “Common Stock”), from the New York Stock Exchange (“NYSE”), and suspended trading in the Common Stock pending the completion of such proceedings. As a result, effective December 12, 2023, the Common Stock is trading in the over-the-counter market under the symbol “UPHL”. The Company timely filed an appeal of this determination with the NYSE and requested a hearing before the NYSE Regulatory Oversight Committee’s Committee for Review. On January 12, 2024, the NYSE granted the Company’s request for a hearing, which is expected to take place on April 17, 2024.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Second Amended and Restated Employment Agreement with Chief Executive Officer

As disclosed in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 filed by UpHealth, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on November 21, 2023, on August 8, 2023, the Company entered into an Amended and Restated Employment Agreement with Martin S. A. Beck (the “Prior Agreement”), who at that time served as the Chief Financial Officer of the Company until the Board of Directors of the Company (the “Board”) on October 5, 2023 appointed Mr. Beck to serve as the Chief Executive Officer of the Company, effective October 6, 2023. The Prior Agreement provided that Mr. Beck will receive a base salary at an annual rate of $400,000, subject to increase from time to time as determined by the Board or the Compensation Committee of the Board (the “Compensation Committee”), as well as that he shall be eligible to receive an annual bonus of 75% of his base salary based on the Board’s determination, in good faith, as to whether applicable performance milestones as are established by the Board or the Compensation Committee (hereinafter referred to as the “Performance Milestones”) have been achieved. Under the terms of the Prior Agreement as previously disclosed by the Company, Mr. Beck was eligible to earn a one-time bonus payment of $400,000 less all applicable withholdings (the “Prior Earned Retention Bonus”), which was paid to Mr. Beck as an unearned advance in August 2023, and such Prior Earned Retention Bonus was deemed earned as of October 5, 2023. As an inducement to Mr. Beck’s commencement of employment with the Company, the Board approved on October 20, 2021, upon the recommendation of the Compensation Committee, the grant of RSUs pursuant to and subject to the terms of the 2021 Equity Incentive Plan (“2021 Equity Plan”). The Prior Agreement terms provide for at will employment and the employment relationship may be terminated by either Mr. Beck or the Company at any time and for any reason or no reason.

Furthermore, as disclosed in the Current Report on Form 8-K filed by the Company with the SEC on February 20, 2024, on February 13, 2024 (the “Grant Date”), the Board, upon the recommendation of the Compensation Committee, approved the grant to Mr. Beck under the 2021 Equity Plan of an option to purchase 1,300,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price per share of Common Stock equal to $0.385 (the “CEO Option”). The CEO Option is an “incentive stock option” to the maximum extent permitted by the Internal Revenue Code limits and is subject to the terms of the 2021 Equity Plan and its applicable form of option grant notice and agreement as previously disclosed by the Company (the “Option Agreement”). The Option Agreement provides that the CEO Option, which may only be exercised for vested shares, became vested and immediately exercisable on the Grant Date with respect to 650,000 of the shares subject to the CEO Option, and the remaining 650,000 shares will vest and become exercisable under the CEO Option in twelve equal quarterly installments over a three-year period with the initial vesting of such quarterly installments occurring on May 22, 2024, and each subsequent quarterly installment vesting on the following August 22, November 22, March 7 and May 22, with the CEO Option being fully vested and exercisable on March 7, 2027, subject to Mr. Beck’s continued services with the Company through the applicable vesting dates; provided, that such quarterly vesting and exercisability of the CEO Option will accelerate in full upon the earlier to occur of (i) a Change in Control (as defined in the 2021 Equity Plan) which is not related to the closing of the transactions contemplated by the Membership Interests Purchase Agreement entered into on November 16, 2023 by and among the Company and its wholly-owned subsidiary, Cloudbreak Health, LLC, and Forest Buyer, LLC, an affiliate of GTCR LLC (the closing of such transactions, which occurred on March 15, 2024, constituting the “Sale of Cloudbreak”), or (ii) if the Common Stock is listed on a national securities exchange and the volume-weighted average price per share of the Common Stock over a consecutive 90 calendar day period is at least $1.00, in each case, with such acceleration subject to Mr. Beck remaining employed with the Company through the date of the applicable event set forth in (i) or (ii) above.

On March 14, 2024, the Company and Mr. Beck entered into a Second Amended and Restated Employment Agreement between Mr. Beck and the Company that amends and restates in its entirety, and replaces, the Prior Agreement, effective as of October 5, 2023 (the “CEO Employment Agreement”), following approval by the Board upon the recommendation of the Compensation Committee, which approval by the Board delegated to the Compensation Committee the determination of the final terms of the written CEO Employment Agreement, which the Compensation Committee approved on March 6, 2024, subject to finalization of the provision with respect to the timing for when payment of the CEO Bonus (as defined below) for calendar year 2023 would occur, which authority to give approval of such provision was delegated to the Chairman of the Compensation Committee, and such approval was provided on March 14, 2024, following which the CEO Employment Agreement was executed by the parties. The CEO Employment Agreement provides that Mr. Beck will receive a base salary at an annual rate of $425,000, commencing January 1, 2024, subject to increase from time to time as determined by the Board or the Compensation Committee, as well as that he shall be eligible to receive an annual bonus of 100% of his base salary (the “CEO Bonus”) based on the Board’s determination, in good faith, as to whether applicable Performance Milestones have been achieved. For calendar year 2023, the target amount of the CEO Bonus is $330,136.99 and the CEO Bonus will be paid to Mr. Beck during the 2024 calendar year at the same time that the Company pays 2023 annual performance bonuses to other employees of the Company. The CEO Employment Agreement further provides that Mr. Beck may be awarded an additional bonus for performance determined solely by the Board in its discretion, and any such determination will be final and binding on Mr. Beck.

The CEO Employment Agreement provides that Mr. Beck will be eligible to earn a one-time bonus payment of $187,000, less all applicable withholdings (the “Supplemental CEO Retention Bonus”), subject to Mr. Beck’s continued employment through June 1, 2024 (the “CEO Retention Date”). If earned, the Supplemental Retention Bonus will be paid to Mr. Beck on the first regular payroll date following the CEO Retention Date. In addition, in the event that Mr. Beck’s employment with the Company ends due to a Qualified Termination (as defined below) prior to the CEO Retention Date, then, subject to his execution of an executed waiver and release of claims in a form satisfactory to the Company (hereafter, a “Release”), the Supplemental CEO Retention Bonus shall be paid to Mr. Beck on the first regular payroll date following the effectiveness of the Release. For purposes of the Supplemental CEO Retention Bonus, a

“Qualified Termination” is an involuntary termination that is initiated by the Company without Cause (as defined in the CEO Employment Agreement) and that is not due to death or “Complete Disability” (as such term is defined in the CEO Employment Agreement). In addition, Mr. Beck will receive a one-time deal-based bonus payment of $300,000 (the “Deal-Based Bonus”), less all applicable withholdings, which pursuant to the terms of the CEO Employment Agreement was eligible to be earned upon the completion of Sale of Cloudbreak and subject to Mr. Beck’s continued employment with the Company through the date thereof. The Deal-Based Bonus will be paid to Mr. Beck on the first regular payroll date following the closing date of the Sale of Cloudbreak.

The CEO Employment Agreement also amends certain terms applicable to performance bonuses, which Mr. Beck shall continue to be eligible to earn in the aggregate target amount of $1,000,000 based on the Company’s performance during the 2023, 2024 and 2025 fiscal years (together, such fiscal years are the “Performance Period”), to provide that whether and to what extent the applicable targeted level of revenue was achieved for fiscal year 2023 will be determined by the Board in a manner such that the calculation of revenue for 2023 includes all revenue of the Company’s U.S. based operations, including those of UpHealth Holdings, Inc. and its subsidiaries and affiliates (without regard to whether such entities are deconsolidated and as a result the revenue of such entities is not reported the Company’s annual audited financial statements), and that beginning in fiscal year 2024, whether and to what extent the applicable targeted level of revenue is achieved for such fiscal year will be determined by the Board in a manner consistent with the revenue amounts reported in the Company’s annual audited financial statements.

In addition, the CEO Employment Agreement modifies the definition of “Change in Control” applicable to Mr. Beck’s employment agreement as previously disclosed by the Company (a) to include any transaction that results in a “Fundamental Change” under the applicable indenture (as supplemented or otherwise modified from time to time) governing the Company’s Variable Rate Convertible Senior Secured Notes due 2025 or the Company’s 6.25% Convertible Senior Notes due 2026, and (b) to clarify that, except where expressly stated otherwise, the Sale of Cloudbreak constitutes a Change in Control under the CEO Employment Agreement. The CEO Employment Agreement also provides that, during the term of Mr. Beck’s employment, the Company will continue to sponsor and provide to Mr. Beck group and supplemental health and benefit plans that provide not substantially less than the same coverage and benefit levels as were in effect on the date of the CEO Employment Agreement (a “Comparable Plan”).

Furthermore, the CEO Employment Agreement amends certain terms of Mr. Beck’s severance compensation as previously disclosed by the Company, such that, in the event Mr. Beck’s employment is terminated (a) by the Company without Cause or by Mr. Beck for Good Reason or due to a Qualifying Resignation and other than in connection with a Change in Control or (b) by the Company without Cause or by Mr. Beck for Good Reason or due to a Qualifying Resignation within the period commencing 3 months immediately prior to a Change in Control of the Company and ending 12 months immediately following a Change in Control of the Company (a “Change in Control Trigger”), or Mr. Beck terminates his employment for any or no reason within 30 days following a Change in Control of the Company, then (1) the Company shall pay as a lump sum to Mr. Beck any Accrued Amounts (as defined in the CEO Employment Agreement) subject to standard deductions and withholdings, no later than 15 days after the date of Mr. Beck’s termination, (2) the Company shall pay as a lump sum to Mr. Beck the equivalent of one and a half times his annual base salary in effect at the time of termination, less standard deductions and withholdings, with such payment to made on the first regular payroll date following the effectiveness of the Release, subject to any delay in payment required for purposes of compliance with Section 409A of the Internal Revenue Code, (3) subject to Mr. Beck’s timely election for continued coverage under the Company’s medical, dental, life and disability insurance, the Company shall pay the health insurance premiums of Mr. Beck and his qualifying family members until the earlier of either (A) the date that is 18 months following the date of Mr. Beck’s termination or (B) the date on which Mr. Beck begins full-time employment with another company or business entity which offers comparable health insurance coverage to Mr. Beck, provided, that if the Company ceases to sponsor and/or provide a Comparable Plan during such 18-month period, then in lieu of or in addition to providing the continued coverage, the Company will pay to Mr. Beck a taxable cash payment in a single lump sum in such amount that Mr. Beck shall retain on a net after-tax withholding basis a sufficient amount to purchase a policy substantially similar to a Comparable Plan for himself and his qualifying family members for the remainder of such 18-month period, and (4) Mr. Beck may also be entitled to receive the Supplemental CEO Retention Bonus and the Deal-Based Bonus, subject to the terms and conditions applicable to such bonuses as set forth in the CEO Employment Agreement.

Under the terms of the CEO Employment Agreement, to the extent that Mr. Beck terminates his employment other than for Good Reason by giving 60 days’ written notice to the Company and the Company elects to accelerate the date of Mr. Beck’s termination to a date that is earlier than the end of such 60-day notice period pursuant to the terms of the CEO Employment Agreement, Mr. Beck shall be entitled to receive all salary, benefits, payments and continued vesting of outstanding equity awards to the same extent as if Mr. Beck had been permitted to remain employed through the end of the CEO Notice Period. The CEO Employment Agreement further provides that if Mr. Beck’s employment with the Company is terminated for any reason, Mr. Beck or his estate, as applicable, shall be entitled to receive any earned but unpaid amounts of the Supplemental CEO Retention Bonus and Deal-Based Bonus (if any).

The CEO Employment Agreement also amends the definition of “Retention Date” applicable to any Qualifying Resignation (as defined in the CEO Employment Agreement) by Mr. Beck, to be the earlier of (i) April 15, 2024 or (ii) the applicable date of filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The CEO Employment Agreement does not provide for any scheduled resignation by Mr. Beck.

The CEO Employment Agreement does not make any other substantive changes to the terms and conditions of the Prior Agreement as previously disclosed by the Company, and to the extent such terms and conditions have been previously stated in the Company’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K or Current Reports on Form 8-K, such descriptions are incorporated herein by reference. The foregoing summary of the terms of the CEO Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the CEO Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”), and the terms of which are incorporated herein by reference.

Employment Agreement with Chief Financial Officer

As disclosed in the Current Report on Form 8-K filed by the Company with the SEC on October 11, 2023 (the “October 11 Current Report”), on October 9, 2023, the Board determined that Mr. Beck would no longer serve as the Company’s Chief Financial Officer and appointed Jay Jennings, who at that time served as the Company’s Chief Accounting Officer (which role did not make Mr. Jennings the principal accounting officer of the Company as Mr. Beck has previously served as both the principal financial officer and the principal accounting officer), to replace Mr. Beck as the Chief Financial Officer of the Company, effective immediately, and assume the position of both the principal financial officer and the principal accounting officer of the Company. As further disclosed in the October 11 Current Report, Mr. Jennings was not party to any employment agreement with the Company and there were no changes to the compensation that Mr. Jennings had been receiving as an employee of the Company while serving as its Chief Accounting Officer in connection with his new role as Chief Financial Officer, at that time.

Furthermore, as disclosed in the October 11 Current Report, the terms of Mr. Jennings’ employment with the Company provide that he is eligible to receive awards of restricted stock units (“RSUs”), pursuant to and subject to the terms of the 2021 Equity Plan. In connection with Mr. Jennings’ employment with the Company, the Board previously approved, upon the recommendation of the Compensation Committee of the Board, the grant of RSUs to Mr. Jennings, pursuant to and subject to the terms of the Plan, in the total amount of 28,952 RSUs (as adjusted for the Company’s reverse stock split effected December 8, 2022), consisting of: (i) 25,452 RSUs awarded during the fiscal years 2021 and 2022 which are eligible to vest subject to Mr. Jennings’s continued provision of services to the Company (the “Time-Based RSUs”), and (ii) 3,500 RSUs awarded during the fiscal year 2022 which are eligible to vest subject to the attainment of certain performance-based metrics established by the Compensation Committee and Mr. Jennings’ continued services as specified by the Compensation Committee and set forth the applicable restricted stock unit agreement for the award (the “Performance-Based RSUs”).

On March 14, 2024, the Company and Mr. Jennings entered into an Employment Agreement for his role as the Chief Financial Officer of the Company, effective as of January 1, 2024 (the “CFO Employment Agreement”), following approval by the Board upon the recommendation of the Compensation Committee, which approval by the Board delegated to the Compensation Committee the determination of the final terms of the written CFO Employment Agreement, which the Compensation Committee approved on March 6, 2024, subject to finalization of the provision with respect to the timing for when payment of the CFO Bonus (as defined below) for calendar year 2023 would occur, which authority to give approval of such provision was delegated to the Chairman of the Compensation Committee, and such approval was provided on March 14, 2024, following which the CFO Employment Agreement was executed by the parties. As provided for in the CFO Employment Agreement, Mr. Jennings shall continue to report to the Chief Executive Officer of the Company.

Under the terms of the CFO Employment Agreement, the Company shall pay Mr. Jennings a base salary at an annual rate of $375,000, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “CFO Base Salary”). Such CFO Base Salary shall be paid in accordance with the Company’s standard payroll practice. The CFO Base Salary shall be retroactive to January 1, 2024, and will be reviewed annually and Mr. Jennings shall be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary shall become the CFO Base Salary for purposes of the CFO Employment Agreement. Any material reduction in the CFO Base Salary of Mr. Jennings, without his written consent, may be deemed grounds for resignation by him for CFO Good Reason (as such term is defined below). Mr. Jennings shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees, including unlimited paid time off subject to the terms and conditions of the Company’s PTO Policy. The CFO Employment Agreement also provides that, during the term of Mr. Jennings’s employment, the Company will continue to sponsor and provide to Mr. Jennings group and supplemental health and benefit plans that constitute a Comparable Plan.

Mr. Jennings shall be eligible for an annual discretionary bonus (hereinafter referred to as the “CFO Bonus”) with a target amount of 75% of the CFO Base Salary, subject to standard deductions and withholdings, based on the Board’s determination, in good faith, as to whether Performance Milestones have been achieved. For calendar year 2023, the target amount of the CFO Bonus shall be $148,810.43. The Performance Milestones for Mr. Jennings will be based on certain factors including, but not limited to, Mr. Jennings’s performance and the Company’s performance and shall be consistent with the methodology for other C-suite executives. The CFO Bonus target will be reviewed annually and may be adjusted by the Board or the Compensation Committee in its discretion. Mr. Jennings must be employed on the date the CFO Bonus is paid to be eligible for the CFO Bonus, subject to the termination provisions thereof. The CFO Bonus shall be paid during the calendar year following the performance calendar year, provided, that the CFO Bonus for calendar year 2023 shall be paid at the same time that the Company pays 2023 annual performance bonuses to other employees of the Company.

The CFO Employment Agreement provides that the equity awards previously granted to Mr. Jennings as described above shall continue to be governed by their applicable terms and conditions. In addition, Mr. Jennings will continue to be eligible to earn performance bonuses (each, a “CFO Revenue Bonus”) in the aggregate target amount of $125,000 based on the Company’s performance during the 2023, 2024 and 2025 fiscal years (together, such fiscal years are the “Performance Period”), as previously disclosed in the October 11 Current Report. Mr. Jennings is eligible to earn a performance bonus with respect to each fiscal year in the Performance Period (each a “Revenue Bonus”). His target Revenue Bonus amount applicable to each fiscal year within the Performance Period is $41,666.67. The amount of Revenue Bonus eligible to be earned by Mr. Jennings for each fiscal year during the Performance Period will be determined based on the applicable level of revenue received by the Company during such fiscal year. The applicable percentage of his Revenue Bonus that is eligible to be earned for each fiscal year within the Performance Period will be determined by reference to the Company’s level of revenue received for the applicable fiscal year as measured against the target revenue performance levels for such fiscal year as determined by the Board; with 100% of the target Revenue Bonus for a fiscal year being paid in the event that the targeted level of revenue is achieved by the Company. There are additional target levels at which 85% of the target Revenue Bonus for a fiscal year will be paid in the event that a specified targeted level of revenue is achieved by the Company (the “threshold targeted level”), and up to 125% of the target Revenue Bonus for a fiscal year will be paid in the event that another specified targeted level of revenue is achieved by the Company (the “stretch targeted level”), and linear interpolation between these designated performance levels.

The threshold and stretch targeted levels of revenue for each fiscal year within the Performance Period are independent for each fiscal year (i.e., if the threshold targeted levels of revenue for a fiscal year is attained for such fiscal year and the interpolated targeted level of revenue for another fiscal year at the 110% of target Revenue Bonus level is attained for such other fiscal year, with respect to those fiscal years, the Revenue Bonus amounts eligible to be earned are $35,416.67 and $45,833.33, respectively). If the Company does not meet the targeted threshold level goal of revenue for an applicable fiscal year, Mr. Jennings is not eligible to earn or receive any Revenue Bonus with respect to such fiscal year. If the Company exceeds the stretch targeted level goal of revenue for an applicable fiscal year, the Revenue Bonus that Mr. Jennings is eligible to earn and receive for such fiscal year is 125% of the Revenue Bonus for such fiscal year (i.e., $52,083.33). Whether and to what extent the applicable targeted level of revenue for a fiscal year was attained for such fiscal year will be determined by the Board in a manner consistent with the amounts reported on the Company’s annual audited financial statements, and its determination will be final and binding on Mr. Jennings.

In all cases, Mr. Jennings’s eligibility to earn a Revenue Bonus for a fiscal year is subject to Mr. Jennings’s continued employment with the Company through the applicable date of payment of such Revenue Bonus. If a Revenue Bonus is eligible to be earned by Mr. Jennings for a fiscal year based on performance for such fiscal year, the applicable Revenue Bonus for such fiscal year will be paid to Mr. Jennings in the calendar year immediately following the fiscal year with respect to which the targeted levels of revenue were attained and no later than March 15 of the calendar year immediately following the fiscal year with respect to which the targeted level of revenue was attained.

Mr. Jennings will not be eligible to earn any Revenue Bonus with respect to any fiscal year that commences following a change in control transaction. In the event there is a Change in Control (as such term is defined in the CFO Employment Agreement) of the Company which occurs prior to the end of the Performance Period, and subject to Mr. Jennings’s continued employment with the Company through the date of such Change in Control, the targeted level of revenue for the remainder of the Performance Period (commencing with the fiscal year in which such Change in Control occurs) will be deemed to have been attained at the target level upon such Change in Control so that Mr. Jennings will instead be entitled to receive the target amount of Revenue Bonus for the remainder of the Performance Period, which will be paid in cash to Mr. Jennings no later than fifteen days following such change in control. For example, if a Change in Control (as such term is defined in the CFO Employment Agreement) occurs on June 1, 2024 and Mr. Jennings remains employed by the Company on such date, then Mr. Jennings will receive a total Revenue Bonus equal to $41,666.67 for the 2024 fiscal year, regardless of the Company’s actual level of attainment of the targeted level of revenue for the 2024 fiscal year; however, Mr. Jennings will not be eligible to receive any Revenue Bonus with respect to the 2025 fiscal year.

The Company may, in its sole discretion, settle its obligation to pay the Revenue Bonus in cash or in vested shares of the Company’s common stock, to be issued pursuant to the terms of the 2021 Equity Plan, with a then current fair market value equal to the amount of the cash payment, with such Company share value determined by reference to the closing price of the Company’s stock on the last trading day immediately preceding the date of issuance of such shares, or in any combination of cash or issued Company shares.

The CFO Employment Agreement also provides that Mr. Jennings will be eligible to earn a one-time bonus payment of $205,000, less applicable withholdings (the “CFO Retention Bonus”), subject to Mr. Jennings’ continued employment with the Company through June 1, 2024 (the “CFO Retention Date”). If earned, the CFO Retention Bonus will be paid to Mr. Jennings on the first regular payroll date following the CFO Retention Date. In addition, in the event that Mr. Jennings’s employment with the Company ends due to a Qualified Termination prior to the CFO Retention Date, then, subject to his execution of a Release, the CFO Retention Bonus shall be paid to Mr. Jennings on the first regular payroll date following the effectiveness of the Release.

Mr. Jennings’s employment with the Company is “at will” and is terminable by the Company at any time and for any reason or no reason, including as a result of his death or “Complete Disability” (as such term is defined in the CFO Employment Agreement), and with or without CFO Cause (as such term is defined below). Mr. Jennings may terminate his employment with the Company at any time and for any reason or no reason, including with or without CFO Good Reason.

“CFO Cause” for the Company to terminate Mr. Jennings’s employment shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board: (i) Mr. Jennings’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or willful and deliberate violation of a written Company policy; (ii) Mr. Jennings’s conviction of a felony or Mr. Jennings’s commission of any act of fraud, embezzlement or dishonesty against the Company or any act involving moral turpitude that is likely to inflict or has inflicted injury on the business of the Company, to be determined in the sole discretion of the Company; (iii) Mr. Jennings’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party that Mr. Jennings owes an obligation of nondisclosure as a result of Mr. Jennings’s relationship with the Company; and (iv) Mr. Jennings’s willful and deliberate breach of the CFO Employment Agreement that causes or could reasonably be expected to cause material injury to the business of the Company.

“CFO Good Reason” for Mr. Jennings to terminate his employment shall mean the occurrence of any of the following events without his prior written consent: (i) a material adverse change in the Executive’s title or a material reduction in Mr. Jennings’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction; (ii) the relocation of Mr. Jennings’s primary work location to a point more than fifty miles from Delray Beach, Florida; (iii) a material reduction by the Company of the CFO Base Salary or annual target CFO Bonus opportunity, without the written consent of Mr. Jennings, as initially set forth in the

CFO Employment Agreement or as the same may be increased from time to time pursuant to the CFO Employment Agreement, except for across-the-board salary reductions implemented prior to a Change in Control (as such term is defined in the CFO Employment Agreement) which are implemented based on the Company’s financial performance and affecting all similarly situated executives of the Company in substantially the same proportions; and (iv) a material breach by the Company of the terms of the CFO Employment Agreement. Provided, however, that such termination by Mr. Jennings shall only be deemed for CFO Good Reason pursuant to the foregoing definition if (A) the Company is given written notice from Mr. Jennings within sixty days following the first occurrence of the condition that he considers to constitute CFO Good Reason describing the condition and the Company fails to satisfactorily remedy such condition within thirty days following such written notice, and (B) Mr. Jennings terminates employment within thirty days following the end of the period within which the Company was entitled to remedy the condition constituting CFO Good Reason but failed to do so.

If Mr. Jennings’s employment is terminated by the Company for CFO Cause, or if Mr. Jennings terminates employment hereunder without CFO Good Reason, or terminates due to Mr. Jennings’s death or Complete Disability, or for any other reason other than due to a termination without CFO Cause or CFO Good Reason resignation, the Company shall pay the CFO Base Salary, accrued but unpaid business expenses and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination (the “CFO Accrued Amounts”), less standard deductions and withholdings. If the Company terminates Mr. Jennings’s employment without CFO Cause or Mr. Jennings terminates his employment for CFO Good Reason, and a Change in Control Trigger has not occurred, the Company shall pay the CFO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than the date of termination or within 72 hours of Mr. Jennings’s resignation, as applicable. In addition, subject to the limitations stated in the CFO Employment Agreement and upon Mr. Jennings’s furnishing to the Company an executed Release and Mr. Jennings continuing to comply with his post-employment obligations to the Company, including pursuant to the Proprietary Information and Inventions Agreement entered into by Mr. Jennings and the Company on March 14, 2024 concurrently and in accordance with the terms of the CFO Employment Agreement, which is attached as an exhibit to the CFO Employment Agreement (the “Proprietary Information and Inventions Agreement”), (a) the equivalent of nine months of the annual CFO Base Salary in effect at the time of termination, less standard deductions and withholdings, will be paid in a lump sum on the first regular payroll date following the effectiveness of the Release; (b) Mr. Jennings shall also be paid a pro-rated portion of his target CFO Bonus amount for the year of termination, if any such CFO Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course based upon the metrics associated with such CFO Bonus (the “Bonus Determination Date”) (pro-rated based upon the portion of the calendar year that Mr. Jennings was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten days after the Bonus Determination Date, and (c) continued coverage under the Company’s medical, dental, life and disability insurance until the earlier of either (i) the end of nine months following the termination date, or, (ii) the date on which Mr. Jennings begins full-time employment with another company or business entity which offers comparable health insurance coverage to Mr. Jennings; provided, that if the Company ceases to sponsor and/or provide a Comparable Plan during such 9-month period, then in lieu of or in addition to providing the continued coverage, the Company will pay to Mr. Jennings a taxable cash payment in a single lump sum in such amount that Mr. Jennings shall retain on a net after-tax withholding basis a sufficient amount to purchase a policy substantially similar to a Comparable Plan for himself and his qualifying family members for the remainder of such 9-month period.

If the Company (or its successor) terminates Mr. Jennings’s employment without CFO Cause or Mr. Jennings terminates his employment for CFO Good Reason and there is a Change in Control Trigger, Mr. Jennings shall receive the CFO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than the date of termination or within 72 hours of Mr. Jennings’s resignation, as applicable. In addition, subject to the limitations stated in the CFO Employment Agreement and upon Mr. Jennings’s furnishing to the Company (or its successor) an executed Release, (a) the annual CFO Base Salary in effect at the time of termination will continue to be paid for a period of nine months following the date of termination (the “Change in Control Severance Period”), less standard deductions and withholdings, to be paid in equal installments during the Change in Control Severance Period in accordance with the Company’s regular payroll practices; (b) (i) an amount equal to 75% of the CFO Base Salary for the year of termination, less standard deductions and withholdings, shall be paid to Mr. Jennings in a lump sum on the first regular payroll date following the effectiveness of the Release, plus (ii) a pro-rated portion of the target CFO Bonus amount for the year of termination, if any, provided such CFO Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course as of the Bonus Determination Date (pro-rated based upon the achievement of the metrics associated with such CFO Bonus as determined in good faith by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten days after the Bonus Determination Date; and (c) continued coverage under the Company’s medical, dental, life and disability insurance until the earlier of either (i) the end of nine months following the termination date, or, (ii) the date on which Mr. Jennings begins full-time employment with another company or business entity which offers comparable health insurance coverage to Mr. Jennings; provided, that if the Company ceases to sponsor and/or provide a Comparable Plan during such 9-month period, then in lieu of or in addition to providing the continued coverage, the Company will pay to Mr. Jennings a taxable cash payment in a single lump sum in such amount that Mr. Jennings shall retain on a net after-tax withholding basis a sufficient amount to purchase a policy substantially similar to a Comparable Plan for himself and his qualifying family members for the remainder of such 9-month period.

In addition, in the event that Mr. Jennings’s employment is terminated without CFO Cause or for CFO Good Reason and a Change in Control Trigger has not occurred, or in the event of Mr. Jennings’s death or Complete Disability, the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination 100% of any Time-Based Vesting Equity Awards granted to Mr. Jennings prior to such termination shall be fully vested and immediately exercisable, if applicable, by Mr. Jennings. Furthermore, in the event that Mr. Jennings’s employment is terminated without CFO Cause or for CFO Good Reason and a Change in Control Trigger has occurred, the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination (or if later, the date of the applicable Change in Control) 100% of any Time-Based Vesting Equity Awards granted to Mr. Jennings prior to such termination shall be fully vested and immediately exercisable, if applicable, by Mr. Jennings.

If any payment Mr. Jennings would receive pursuant to a Change in Control (as such term is defined in the CFO Employment Agreement) from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and (ii) but for the terms of the CFO Employment Agreement, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Excise Tax”), then such Payment shall be equal to either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Mr. Jennings’ receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax (the “Reduced Amount”). If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for Mr. Jennings. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

Concurrently with the entry into the CFO Employment Agreement, the Company entered into an indemnification agreement with Mr. Jennings in the form provided for the officers and directors of the Company, which form is attached as an exhibit to the CFO Employment Agreement (the “Indemnification Agreement”). The Indemnification Agreement provides Mr. Jennings with contractual rights to indemnification and expense advancement, with coverage on the same basis as is provided for the officers and directors of the Company. To the extent the Indemnification Agreement is not applicable, pursuant to the CFO Employment Agreement the following provisions shall apply. The Company covenants and agrees to indemnify Mr. Jennings, his heirs and representatives, and hold them harmless, to the fullest extent allowed by governing law, from and in connection with any loss, cost, damage, award, judgment, claim and/or expense, including without limiting the generality of the foregoing, attorneys’ fees and related expenses, in the event Mr. Jennings is made or threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, administrative, investigative or otherwise or the provision of any cooperation or assistance hereunder including but not limited to the Litigation Cooperation Requirement (a “Proceeding”), by reason of his acceptance and/or performance of the employment contemplated herein, or that otherwise arises out of or relates to Mr. Jennings’s service as an officer or employee of the Company or any affiliate of the Company. Mr. Jennings shall have the right to engage, at the Company’s expense, independent counsel in connection with such a Proceeding. The Company agrees to pay all expenses incurred in connection with any such Proceeding (including but not limited to the fees and expenses associated with the engagement of Mr. Jennings’s independent counsel) directly to the billing party, when and as incurred, and in advance of the final disposition of such Proceeding, so as to avoid Mr. Jennings having to pay or advance such costs. The Company also agrees to pay all other costs associated with such a Proceeding, including any bond costs, liability award or judgment, together with any costs or accrued interest, directly so as to avoid Mr. Jennings having to pay or advance such sums. Mr. Jennings shall retain full control of his representation and the decisions affecting his interests in connection with such a Proceeding. In addition, during Mr. Jennings’s employment and thereafter, the Company shall provide Mr. Jennings with coverage under a policy of directors’ and officers’ liability insurance that provides him with coverage on the same basis as is provided for the officers and directors of the Company.

The Proprietary Information and Inventions Agreement entered into by Mr. Jennings pursuant to the terms of the CFO Employment Agreement relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.

The foregoing summary of the terms and conditions of the CFO Employment Agreement, the Proprietary Information and Inventions Agreement and the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the CFO Employment Agreement, the Proprietary Information and Inventions Agreement and the Indemnification Agreement, which are included as Exhibit 10.2 to this Current Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Second Amended and Restated Employment Agreement, dated March 14, 2024, by and between UpHealth, Inc. and Martin S. A. Beck.

10.2†	Employment Agreement, dated March 14, 2024, by and between UpHealth, Inc. and Jay W. Jennings.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S K because it is not material and is the type of information that the Company treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of the exhibit, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2024                         UPHEALTH, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S. A. Beck
Title:	Chief Executive Officer